Exhibit 3.16

BYLAWS

OF

PHASE 2 SOLUTIONS, INC.

ARTICLE I

Offices and Corporate Seal

1. Principal Office. The Corporation shall maintain a principal office in Maricopa County, Arizona, which initially shall be its known place of business and which initially shall be located at 14505 N. Hayden Road, Suite 322, Scottsdale, Arizona, 85260.

2. Other Offices. The Corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board of Directors, and the business of the Corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

3. Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation, but nevertheless, if in any instance a corporate seal be used, the same shall be circular in form with the name of the Corporation and the state of incorporation appearing around the border, and the year of incorporation appearing in the center thereof, as adopted by the Board of Directors.

ARTICLE II

Shareholders

1. Shareholders’ Meetings. All meetings of Shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President or Secretary of the Corporation, either within or without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed Waiver of Notice thereof.

2. Annual Meetings. Annual meetings of Shareholders shall be held on the 1st day of December, if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, Shareholders shall elect a Board of Directors and transact such other business as may property be brought before the meeting.

3. Special Meetings of Shareholders. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or by the Vice-President whenever deemed expedient or necessary. The President or Secretary shall call a special meeting at the request in writing of a majority of the Board of Directors, or at the request in writing of the Shareholders owning a majority in amount of the entire capital stock of the Corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

4. Notice of Meeting. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose and purposes for which the meeting is called, shall be delivered by or at the direction of the President, Vice-President or Secretary to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his last address appearing on the records of the Corporation. To the extent permitted by law, the attendance of a Shareholder at a meeting of Shareholders shall constitute a waiver of notice of such meeting, except where the Shareholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Shareholder may waive notice of any annual or special meeting of Shareholders by executing a written waiver of notice either before or after the time of the meeting: Notwithstanding the preceding or anything to the contrary contained herein, if a shorter time period for notice of a meeting is allowed by law, said shorter time period shall apply.

5. List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each Shareholder. Such list shall be open to inspection by any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting that is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder present.

6. Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors, at its election, may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days prior to the event concerned. If no record date is fixed for the determination of Shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for the purposes of such event. Where a determination of Shareholders has been made, as provided in this Section, such determination shall apply to any adjournment of any meeting called pursuant thereto.

7. Quorum. At any meeting of the Shareholders, the holders of a majority of the shares Issued, outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statute or the Articles of Incorporation. In the absence of a quorum, the meeting may be adjourned from time to time, without notice, other than an announcement at the meeting of the adjournment until a quorum becomes present. At any such adjourned meeting at which a quorum later becomes present, any business may be transacted at the meeting as originally called. If the transaction of business is commenced with a quorum present, the meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Shareholders leaving less than a quorum.

8. Voting. Each Shareholder shall be entitled to one vote for each share standing in his name on the books of the Corporation on the record date. A Shareholder may vote by proxy executed in writing by the Shareholder. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Shares held by a legal personal representative, legal guardian, trustee, or other fiduciary, or by a court appointed receiver may be voted, in person or by proxy, by such representative, fiduciary or receiver without the transfer of such shares into the name of the representative, fiduciary or receiver upon submission of the proxy of authority. A Shareholder whose shares are pledged shall be entitled to vote such shares. Shares held by a corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by the President or Vice-President or any other person authorized so to do by the Board of Directors of the Corporation. Treasury shares of the Corporation shall not be voted at any meeting of the Shareholders. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before any such meeting, unless the question is one upon which, by the express provision of an Arizona statute or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

9. Cumulative Voting. In all elections of Directors of the Corporation, each Shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of his shares of stock having voting power, multiplied by the number of Directors to be elected at such election; and each Shareholder may cast the whole of such votes whether in person or by proxy for one candidate or distribute such votes among two or more candidates; and Directors of the Corporation shall not be elected otherwise.

10. Informal Action. Any action required to be taken at a meeting of the Shareholders; or any other action which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

11. Irregularities. All Information and/or irregularities in calls, notices of meetings and in the manner of voting, form of proxies, credentials, and method of ascertaining those presant, shall be deemed waived if no objection is made at the meeting or if waived in writing.

ARTICLE III

Board of Directors

l. Qualification, Duties and Powers. The property and business of the Corporation shall be managed and controlled by a Board of Directors, none of whom need be Shareholders or residents of the State of Arizona. Subject to the restrictions imposed by law, the Articles of Incorporation or these Bylaws, the Board of Directors may exercise all of the powers of the Corporation. It shall be the duty of the Directors to keep a complete record of the proceedings had at their meetings.

2. Number of Directors. The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors or by resolution at an annual meeting of the Shareholders, or by a special meeting of Shareholders duly called for that purpose, but shall not be less than one (1). Until further action by the Board of Directors or the Shareholders, the Board shall be composed of two (2) Directors and shall not be composed of more than ten (10) members at any one time.

3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than by this Bylaw immediately after and at the same place as, the annual meeting of the Shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Arizona, for the holding of additional regular meetings without notice other than such resolution.

4. Special Meetings. Special meetings of the Board of Directors may be called by the President, Vice-President or a majority of the Board of Directors, whenever deemed expedient or necessary with written notice of such meeting to be given at least five (5) days prior to the proposed meeting date, and delivered personally or mailed to each Director at his business address, or by telegram. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If mailed, such notice shall be deerned to be delivered when deposited in the United States mail properly addressed, with postage prepaid. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where the Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

5. Quorum and Voting. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at the meeting, a majority of the Directors present may adjourn the meeting to another time and place without further notice other than, announcement at the meeting. A quorum shall be considered to exist for all purposes If a majority of the Directors participate in the meeting by means of a conference telephone call hookup (or by ordinary telephone hookup in the event only one Director participates by such means), but the decisions reached at a meeting of the Directors so held shall not become effective unless and until the Directors physically absent from the place of holding such meeting shall confirm by telegram or other writing delivered to the Secretary of the meeting their votes with respect to the matters decided upon. When a quorum is present at any meeting, the concurrence of a majority of the Directors present shall decide any issue brought before such meeting unless the question is one upon which, by the express provision of an Arizona statute or of the Articles of Incorporation, a different vote is required, in which case such express provisions shall govern and control the decision of such question. Notwithstanding anything to the contrary contained herein, in the event of a voting deadlock among the Directors, such voting deadlock shall be resolved and a binding decision reached through arbitration. Each Director shall, within 24 hours of the deadlock, give notice to the others of its selection of a third party for purposes of breaking the deadlock. The third party individual so selected shall, within 48 hours of their appointment, select one independent third party to arbitrate the dispute and/or voting deadlock. Within 48 hours thereafter, the parties shall present their positions to the arbitrator, jointly; and the arbitrator shall immediately render a decision; breaking such deadlock. The parties agree that absent fraud, duress, material misrepresentation or undue influence, the decision of such arbitrator shall be binding. In the event a decision needs to be made prior the expiration of the time period set forth above, such time periods may be shortened by written notice by one or more Directors. The Directors shall personally and equally bear the expense of this arbitration provision.

6. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting; if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

7. Waiver of Notice. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular, or special meeting of Directors by executing a written waiver of notice either before or after the time of the meeting.

8. Vacancies. Any vacancy occurring in the Board of Directors by resignation may be filled by the affirmative vote of a majority of the remaining Directors though not less than a quorum of the Board of Directors, or if only one Director remains in office, a vacancy may be filled by appointment by such remaining Director, any further vacancies shall then be filled by vote of those Directors then in office. A vacancy occurring by reason of the death or legal incompetency of any Director shall be filled at a special meeting of the Shareholders to be called by the President or Vice-President for that purpose. At such meeting, an election of all of the Directors shall be held upon the principle of cumulative voting. Any vacancy occurring by reason of an increase in the number of Directors shall be filled by the majority vote of the existing Directors. Directors shall serve until their successors are elected and qualified. Should be last remaining Director die or resign while in office, there shall be a special meeting called by the Shareholders in order to elect a new Board of Directors.

9. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

1. Selection and Term in Office. Officers shall be elected at the annual meeting of the Board of Directors, or at a special meeting of the Board of Directors called for that purpose. The Board of Directors may fill vacancies from time to time occurring among the officers and may create such additional offices as they may deem desirable. A special meeting may be called at any time by a majority vote of the Board of Directors to consider the removal of officers. Each officer shall serve at the pleasure of the Board of Directors, or until his death, legal incompetency, resignation or removal.

2. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors or any Executive Committee thereof, shall supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors.

3. Vice-President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The President or any Vice-President may sign, with the Secretary or Assistant Secretary, Certificates for Shares of the Corporation; and shall perform such other duties as from time to time be assigned to him by the President or the Board of Directors. The office of the Vice-President, while established by these Bylaws, may be filled or may remain vacant in the sole discretion of the Board of Directors. In the absence of affirmative action by the Board of Directors. It shall be presumed that the office of the Vice-President shall remain vacant.

4. Secretary. The Secretary shall: (1) keep minutes of all meetings of the Board of Directors and of all meetings of the Shareholders; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be the custodian of the corporate records and of the seal of the Corporation; (4) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (5) have general charge of the stock transfer books of the Corporation; and (6) in general, shall perform duties incident to the office of Secretary and such other duties as from time to time shall be assigned by the President or the Board of Directors.

5. Treasurer. The Treasurer shall: (1) have charge and custody of and be responsible for all the funds and securities of the Corporation; (2) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; (3) keep such regular books and accounts as may be necessary or appropriate for the orderly management of the Corporation’s affairs, or have such books and accounts kept under his direction and supervision; (4) render statements of such accounts to the President, Directors or Shareholders when so requested; and (5) in general, shall perform all of the duties as from time to time shall be assigned by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give bond for the faithful performance of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

6. Assistant Offices. One or more offices of Assistant Vice-President, Assistant Secretary or Assistant Treasurer may from time to time be established by the Board of Directors, and the persons appointed or elected to such offices shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by the Vice-President, Secretary or Treasurer, as the case may be, or by the President or the Board of Directors.

7. Combination of Offices. Any two (2) of the offices hereinabove enumerated may be held by one and the same person if such person is so elected or appointed.

8. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

Indemnification of

Directors, Officers, Employees and Agents

Reference is made to Arizona Revised Statutes, General Corporation Law, Sections 10-851 et seq. Particular reference is made to the class of persons (hereinafter called “Indemnitees”), who may be indemnified under Arizona law pursuant to the provisions of such Sections 10-851 et Seq., namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such Corporation, or is or was serving at the request of such Corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall (and is hereby obligated to) indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation may indemnify the lndemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood, that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made a determination as to whether each lndemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such indemnitee’s conduct was unlawful, and (ii) no such indemnification shall be made unless it is determined that such idemnitee acted in good faith and in a manner such lndemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such indemnitee’s conduct was unlawful.

ARTICLE VI

Affiliated Transactions and Interested Directors

1. Affiliated Transactions. References is made to Arizona Revised Statutes, General Corporation Law, Sections 10-860 et seq. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors which authorizes, approves or ratifies the contract or transaction or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board of Directors in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the directors; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by vote of the Shareholders; or

(c) The contract or transaction is fair and reasonable to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the Shareholders.

2. Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes, approves or ratifies the contract or transaction.

ARTICLE VII

Stock

1. Certificates. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or the Vice-President, and the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued shall be entered on the stock transfer books of the Corporation together with the number of shares and the date of issue. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the form certificate for a like number of shares shall have been surrendered or canceled; except that in the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may determine.

2. Transfers of stock. Stock shall be transferred on the stock transfer books of the Corporation upon surrender for cancellation of the certificate for such shares only at the direction of the holder thereof, or by his attorney-in-fact duly authorized thereunto in writing. The Corporation shall be protected and have no liability in treating the person in whose name shares stand on the books of the Corporation as the owner thereof for all purposes.

3. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

4. Stock Transfer Restriction. No holder of shares of the Corporation shall have the right or power to transfer, pledge, sell or otherwise dispose of any such shares of the common stock of the Corporation, and unless such transfer be accomplished by right of inheritance or by operation of law, no transfer, pledge sale or other disposition thereof shall be valid and effective until the shares of common stock proposed to be transferred are first offered for sale to the other holders of common stock of the Corporation ratably in accordance with their common stock holdings for the price at which and under the terms on which such shares are proposed to be sold as evidenced by a bona fide offer to purchase. Such offer to the holders of common stock of the Corporation shall be made in writing signed by such selling Shareholder, and sent certified or registered mail, return receipt requested, to the Secretary of the Corporation at its principal place of business, and such offer shall remain open for acceptance by the other Shareholders of the Corporation for a period of sixty (60) days from the date of mailing such offer.

Immediately upon receipt of such offer, the Secretary of the Corporation shall forward copies thereof by certified or registered mail, return receipt requested, to each holder of common stock of record along with notification of the date such offer was mailed to the Corporation. On or before the thirty-fourth (34th) day following the date such offer was mailed to the Corporation, each holder of common stock who elects to accept any part of his pro rata share of such offer shall so advise the Secretary of the Corporation by certified or registered mail, return receipt requested, and deposit with him anything necessary to effectuate such acceptance under the terms of the offer. On the thirty-fifth (35th) day following the day such offer was mailed to the Corporation, the Secretary of the Corporation shall by certified or registered mail, return receipt requested, forward all such acceptances and deposits received by him to the selling Shareholder, and shall advise each holder of common stock as to the portion of the offer, in terms of number of shares, which has not been accepted by Shareholders. On or before the sixtieth (60th) day following the date the offer was mailed to the Corporation, any holder of common stock on a first-come-first-served basis may accept any unaccepted portion of the offer by advising the selling Shareholder by certified or registered mail, return receipt requested, of the amount so accepted and delivering to him anything necessary to effectuate such acceptance under the terms of the offer.

If the other holders of common stock do not elect to purchase all of the shares proposed to be sold, the selling Shareholder may then sell the remaining shares offered to the third party named in the bona fide offer to purchase, for the price and upon the terms therein stated, provided the sale is completed within ninety (90) days following the date the offer was mailed to the Corporation. If the sale is not completed within that period for the price and upon the terms and conditions contained in the bona fide offer to purchase, than the selling Shareholder may not thereafter sell the stock to any party without first complying with the procedure hereinabove set forth. The provisions of this Section 4 of Article VII shall have no application to a transfer of stock pursuant to Section 6 of this Article.

5. Redemption Upon Death of Shareholder. In the event of the death of a Shareholder, the Corporation shall have the right to purchase the shares of stock in the Corporation belonging to said Shareholder at a price equal to the fair market value of said shares as of the end of the fiscal year of The Corporation immediately preceding the date of death. The Corporation’s right to purchase shall not terminate until relinquished by the Corporation or until the expiration of thirty (30) days from receipt by the Corporation of a written notice from the deceased Shareholder’s personal representative offering such shares to the Corporation. In the event the Corporation elects to purchase said shares, payment therefore shall be made in cash within ninety (90) days of the date the Corporation gives notice to the deceased Shareholder’s personal representative of its election to purchase said stock.

“Fair market value” as defined herein shall mean the value, as of the end of the fiscal year immediately preceding the date of death, agreed upon in writing by all Shareholders of the Corporation prior to the death of the deceased Shareholder. In the event no such written agreement as to fair market value is in effect at the date of death, fair market value shall be book value, computed in accordance with generally accepted accounting principles, applied on a consistent basis, and the computation of book value as of the applicable date theretofore made by the independent certified public accountant engaged by the Corporation (if a computation was made by him) shall be binding upon the Corporation and the deceased Shareholder’s personal representative. In the event no such written agreement as to fair market value is in effect at the date of death and in the event an independent certified public accountant has not, at the time of death, computed book value as of the end of the immediately preceding fiscal year, and the parties cannot otherwise agree as to the fair market value of such shares, the personal representative of the deceased Shareholder and the Corporation shall each, within twenty (20) days of receipt by the Corporation of the written offer from the personal representative, select in writing and immediately mail to the other party the name of an independent certified public accountant; and said two independent certified public accountants, within thirty (30) days of the aforesaid receipt by the Corporation of the offer, shall select in writing and immediately mail to the affected parties the name of one independent certified public accountant satisfactory to both of them. Within thirty (30) days of his appointment, the selected independent certified public accountant shall compute the book value as of the applicable date and advise in writing all interested parties. The computation of book value by said independent certified public accountant shall be binding upon the Corporation and the deceased Shareholder’s personal representative.

6. Buy or Sell Procedure. At any time, any Stockholder of the Corporation, by written demand upon any other Stockholder or Stockholders, may initiate the following buy or sell procedure. Within thirty (30) days following the giving of a “buy or sell” demand, the Stockholder initiating such procedure and making such demand shall deposit with the then existing leagal counsel for the Corporation a sealed bid stating the price for which he would purchase the shares of stock owned by the Stockholder or Stockholders to whom demand is given. The Stockholder or Stockholders to whom demand is given shall deposit with said legal counsel a bid or bids stating the price for which each of said Stockholders would purchase the shares of stock owned by the electing Stockholder. Upon receipt of all bids, legal counsel shall open the bids in the presence of the parties or their representatives. The party making the highest bid per share shall become the buyer, and shall purchase the stock held by the other party or parties at the price stated in the buyer’s bid, and the other party or parties shall sell at that price. The sales price shall be cash, payable within five (5) days after the opening of the bids. If less than all bids are received within the time provided, the highest bidder shall become the buyer at the price stated in his bid, and the other party or parties shall sell at the price so stated. In no event, however, shall any party enter a bid lower than the net book value of the stock as shown on the books of the Corporation as of the end of the fiscal year immediately preceding the year in which the bid is made. Each Stockholder shall execute all documents and perform all acts as may be reasonably necessary to effect the transfer of stock.

7. Applicability to Third Parties. These provisions shall be binding also upon any executor, administrator or other legal representative of any holder of common stock in case of the transfer, pledge or sale of any shares of common stock by any of these persons. Any third party acquiring stock in the Corporation in any manner shall be bound by all the terms and conditions contained in this Article VII of the Bylaws of this Corporation.

8. Stockholders’ agreement. Notwithstanding anything to the contrary contained herein, in the event the Shareholders and the Corporation enter into a separate written agreement with respect to the future disposition of the shares of common stock of the Corporation, the terms, covenants and conditions of such separate written agreement shall govern the shares of common stock of the Corporation and the provisions of Sections 4 through 6 of this Article VII of the Bylaws shall be inapplicable.

9. Endorsement on Certificates. A reference to this Article VII of these Bylaws and the effect of the provisions contained herein shall be printed upon each certificate for common stock issued by the Corporation and these provisions shall thereupon be a part thereof and binding uopn each and every owner thereof regardless of how such common stock may be acquired. Each stock certificate issued by this Corporation shall contain a short conspicuous notation of the restrictions set forth in Article VII of the Bylaws of this Corporation as well as another notation dealing with securities law restrictions as follows:

“The sale, transfer or hypothecation of the shares of stock represented by this certificate is restricted by the Bylaws of the Corporation or an agreement on file with the Corporation.”

and

“These securities are not registered under the laws of the United States or of any state, and the sale, transfer and hypothecation of these securities is restricted pursuant to the Federal Securities Act of 1933 and the Securities Exchange Act of 1934 as well as various state’s Blue Sky Laws.”

ARTICLE VIII

Amendments

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Shareholders, or at any regular or special meeting of the Board of Directors; provided, however; that the Board of Directors shall not alter, amend or repeal any Bylaw provision initially adopted at a meeting of the Shareholders of the Corporation.

Adopted by the Board of Directors of PHASE 2 SOLUTIONS, INC., at Phoenix, Arizona, this 1st day of May, 1998.

/s/ Robert Miller
Robert Miller, Director

/s/ Larry Willett
Larry Willett, Director

131065/081432220

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